     EXHIBIT 10.22

                               AMENDMENT NO. 2 TO

                                CREDIT AGREEMENT

     THIS AMENDMENT NO. 2 dated as of March 1, 2000 (this "Amendment") is
                                                           ---------
entered into between The Santa Anita Companies, Inc., a Delaware corporation (the "Borrower"), and Wells Fargo Bank, National Association (the "Bank"), and
      --------                                                     ----
amends the Term Loan Credit Agreement dated as of November 15, 1999, as amended by Amendment No. 1 thereto dated as of January 24, 2000 (as further amended hereby and as the same may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), between the Borrower and
                                 ----------------
the Bank. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

     WHEREAS, the Borrower has requested that the Bank agree to amend certain provisions of the Credit Agreement to, among other things, create a revolving credit facility for the Borrower, and the Bank is willing to make such amendments on the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Amendment to Section 1.1 of the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended as follows:

     (a) by inserting the following definitions in the appropriate alphabetical order:

          " 'Borrowing' means a borrowing consisting of Loans of the same type made on the same day.";

          " 'Effective Date' means March 1, 2000.";

          " 'Loan' means, until the Revolving Credit Termination Date, the Revolving Loans and, on and after the Revolving Credit Termination Date, the Term Loans.";

          " 'Release Parcel' is defined in Section 5.13(d).";

          " 'Remainder Parcel' is defined in Section 5.13(d).";

          " 'Revolving Credit Obligations' means, at any particular time, the outstanding principal amount of all Loans at such time.";

          " 'Revolving Credit Termination Date' means March 1, 2001 (or such later date to which the Bank, in the exercise of its sole and absolute discretion, may agree to extend the Commitment) or, if earlier, the date on which the Commitment terminates in accordance with the terms hereof.";

          " 'Revolving Loan' is defined in Section 2.1(a)."; and

          " 'Term Loan' is defined in Section 2.1(f).

     (b) by amending and restating in its entirety the definition of "Commitment" to read as follows:

          " 'Commitment' means the Bank's commitment to make Revolving Loans to the Borrower in an aggregate principal amount not to exceed $63,000,000 at any time outstanding.";

     (c) by deleting the definition of "Commitment Termination Date" in its entirety;

     (d) by deleting from the definition of "Extension Date" the reference to "Section 2.2(b)" and substituting therefor "Section 2.1(f)";

     (e) by deleting from the definition of "Extension Notice" the reference to "Section 2.2(b)" and substituting therefor "Section 2.1(f)";

     (f)  by deleting the definition of "Funding Date" in its entirety;

     (g) by deleting from the definition of "Interest Period", in each instance that they appear, the words "the Term Loan" and substituting therefor the words "any Loan";

     (h) by deleting from the definition of "LIBOR Loan" the words "a loan" and substituting therefor the words "a Loan";

     (i) by amending and restating in its entirety the definition of "Maturity Date" to read as follows:

          " 'Maturity Date' means (i) November 30, 2002 or (ii) if the provisions of Section 2.1(f) have been satisfied, the Extended Maturity Date.";

     (j) by deleting from the definition of "Note" the words "Term Loan Promissory Note" and substituting therefor the words "Revolving Credit Note";

     (k) by amending and restating in its entirety the definition of "Parent" to read as follows:

          " 'Parent' means Magna Entertainment Corp., a Delaware corporation.";

     (l) by deleting from the definition of "Prime Rate Loan" the words "a loan" and substituting therefor the words "any Loan"; and

     (m) by deleting from the definition of "Subordinated Debt" the words "the Term Loan" and substituting therefor the words "the Loans".

     Section 2.  Amendment to Article II of the Credit Agreement.

     (a) The heading of Article II of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                                  "ARTICLE II

                                  THE CREDIT".

     (b) Sections 2.1 through 2.8 of the Credit Agreement are hereby amended and restated in their entireties to read, respectively, as follows:

     "SECTION 2.1.  LOANS.

          (a)   Loans. Subject to the terms and conditions set forth herein, the
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     Bank hereby agrees to make revolving loans, in Dollars (each individually, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower from time to time during the period from the Effective Date to the Business Day next preceding the Revolving Credit Termination Date; provided that the Revolving Credit Obligations shall not exceed, at any time, the Commitment. Subject to the provisions hereof, the Borrower may repay any outstanding Revolving Loan on any day which is a Business Day and any amounts so repaid may be reborrowed, up to the amount available under this Section at the time of such Borrowing, until the Business Day next preceding the Revolving Credit Termination Date.

          (b)   Types of Loans and Minimum Amounts. Each Borrowing of Revolving
                ----------------------------------
     Loans shall be in a minimum aggregate amount of $500,000 and integral multiples of $100,000.

          (c)   Notice of Borrowing. When the Borrower desires to borrow
                -------------------
     Revolving Loans under this Section 2.1, it shall deliver to the Bank an irrevocable Notice of Borrowing (a "Notice of Borrowing"), signed by it, no later than 1:00 p.m. (Los Angeles time) (i) on the Business Day next preceding the proposed funding date, in the case of a Borrowing of Prime Rate Loans and (ii) at least three (3) Business Days in advance of the proposed funding date, in the case of a Borrowing of LIBOR Loans. Such Notice of Borrowing shall specify (i) the proposed funding date (which shall be a Business Day), (ii) the aggregate amount of the proposed Borrowing, (iii) whether the proposed Borrowing will be of Prime Rate Loans or LIBOR Loans, (iv) in the case of LIBOR Loans, the length of the initial Interest Period with respect to such Borrowing and (v) instructions for the disbursement of the proceeds of the proposed Borrowing. In lieu of delivering such a Notice of Borrowing, the Borrower shall give the Bank irrevocable telephonic notice of any proposed Borrowing by 1:00 p.m. on the day of the proposed Borrowing, and shall confirm such notice by delivery of the Notice of

     Borrowing by telecopy to the Bank promptly, but in no event later than 3:00 p.m. (Los Angeles time) on the same day.

          (d)   Making of Revolving Loans. Promptly after receipt of a Notice of
                -------------------------
     Borrowing under Section 2.1(c) (or telephonic notice in lieu thereof), the Bank, subject to the satisfaction of the conditions set forth in Section 4.2, shall make the amount of such Borrowing available to the Borrower on the funding date proposed in the applicable Notice of Borrowing, in immediately available funds, or shall disburse such proceeds in accordance with the Borrower's disbursement instructions set forth in the applicable Notice of Borrowing.

          (e)   Use of Proceeds of Revolving Loans. The proceeds of the
                ----------------------------------
     Revolving Loans may be used solely for the following purposes: (i) to make distributions to the Parent in respect of the Borrower's Capital Stock in accordance with the terms hereof, (ii) to repay in whole or in part any Indebtedness of the Borrower owed to the Parent on the Effective Date in accordance with the terms hereof, (iii) to pay transaction costs, including any Fees, of the Borrower incurred with respect to this Agreement and the other Loan Documents, (iv) for working capital, and (v) for general corporate purposes in the ordinary course of the Borrower's business (including to make Permitted Acquisitions); provided that the aggregate amount of (x) any distributions in respect of the Borrower's Capital Stock permitted under clause (i) above and (y) any repayments of Indebtedness of the Borrower to Parent pursuant to clause (ii) above shall not exceed the amount thereof permitted under Section 6.3.

          (f)   Revolving Credit Termination Date and Maturity Date.
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          (i)   The Commitment shall terminate on the Revolving Credit
     Termination Date and the Bank's obligation to make Revolving Loans shall terminate on the Business Day next preceding the Revolving Credit Termination Date. If on the Revolving Credit Termination Date, there exists any outstanding Revolving Credit Obligations, the amount of such Revolving Credit Obligations shall automatically, without further action by the Borrower or the Bank, be converted into a term loan (the "Term Loan") in a principal amount equal to the amount of such outstanding Revolving Credit Obligations. From and after the Revolving Credit Termination Date, the Term Loan shall continue to be outstanding hereunder in accordance with the terms hereof; without limitation, the Term Loan shall continue to accrue interest in accordance with the provisions of this Agreement and the Borrower shall make principal repayments in accordance with Section 2.2(c) below.

          (ii)  Extension of Maturity Date. The Maturity Date may be extended to
                --------------------------
     the Extended Maturity Date at the election of the Borrower, subject to the following conditions (the first date upon which all such conditions have been satisfied being referred to herein as the "Extension Date"):

          (A) on any Business Day between March 1, 2001 and December 31, 2001, the Borrower shall have delivered to the Bank a notice that the Borrower wishes to extend the Maturity Date to the Extended Maturity Date (an "Extension Notice");

          (B) following the receipt of such Extension Notice, the Bank shall conduct an appraisal of the Mortgaged Property and, if the Bank is satisfied, in its reasonable judgment, that the Appraised Value of the Mortgaged Property at such time is equal to or greater than 200% of the outstanding principal amount of the Loans at such time, the Bank shall so notify the Borrower;

          (C) no Default or Event of Default shall have occurred and be continuing at the time of the Borrower's Extension Notice or on the Extension Date;

     provided, however, that, notwithstanding the occurrence of the Extension Date, the extension of the Maturity Date to the Extended Maturity Date shall not be effective until the Borrower pays to the Bank the fee provided in, and reimburses to the Bank its expenses required by, Section 2.5(b).

     SECTION 2.2.   EVIDENCE OF INDEBTEDNESS; REPAYMENT OF TERM LOAN.

          (a)   Note.  The Borrower shall execute and deliver to the Bank on the
                ----
     Effective Date the Note evidencing the Loans.

          (b)   Loan Account. The Bank shall maintain in accordance with its
                ------------
     usual practice an account or accounts (a "Loan Account") evidencing the Indebtedness of the Borrower to the Bank resulting from the Loans owing to the Bank from time to time, including the amount of principal and interest payable and paid to the Bank from time to time hereunder and under the Note.

          (c)   Repayment of the Term Loan. If the Revolving Loans are converted
                --------------------------
     into a Term Loan pursuant to Section 2.1(f)(i) above, the Borrower shall make monthly principal payments in respect to the Term Loan on the last Business Day in each calendar month, in monthly installments each of which shall be equal in amount to the outstanding principal amount of the Term Loan on the Revolving Credit Termination Date divided by 180, commencing on
                                                   ------- --
     the last Business Day of the calendar month in which the Revolving Credit Termination Date occurs, and continuing up to an including the last Business Day in the calendar month immediately prior to the calendar month in which the Maturity Date occurs, with a final installment consisting of all the remaining unpaid principal and all accrued and unpaid interest due and payable in full on the Maturity Date.

          (d)   Prepayments. In addition to the scheduled payments on the Term
                -----------
     Loan, the Borrower may make the voluntary prepayments of principal of the Term Loan pursuant to Section 2.6 and shall make the mandatory prepayments of principal of the Term Loan prescribed in the Deed of Trust. Any amount paid in respect of the Term Loan may not be reborrowed.

     SECTION 2.3.   INTEREST; INTEREST PAYMENTS.

          (a)   Interest. Each Loan shall bear interest on the unpaid principal
                --------
     amount thereof, from and including the date of the making of such Loan to and excluding the due date or the date of any repayment in full thereof, at the following rates per annum: (i) for so long as and to the extent that such Loan is a Prime Rate Loan, at the Prime Rate (as in effect from time to time) for each day on which all or any portion of a Loan is a Prime Rate Loan; and (i) for so long as and to the extent that such Loan is a LIBOR Loan, at the LIBOR for each day during each Interest Period applicable thereto plus 2.20%. When interest is determined in relation to the Prime Rate, each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within the Bank.

          (b)   Interest Payments. Accrued interest shall be payable in arrears
                -----------------
     (i) on the last day each calendar month; (ii) in the case of any interest accrued at the rate specified in Section 2.3(c) below, on demand; and (iii) when the Loans shall become due (whether at maturity, by reason of prepayment, acceleration or otherwise).

          (c)   Default Interest. Notwithstanding the rates of interest
                ----------------
     specified in Section 2.3(a) or elsewhere herein, if all or a portion of the principal of any Loan or any interest thereon or any other amount that is due and payable hereunder or under any other Loan Document is not paid when due (whether at stated maturity, by acceleration or otherwise), the Borrower shall pay interest on such overdue amount of the principal of such Loan, interest or other amount owing to the Bank hereunder or under any other Loan Document, on demand from time to time, to the extent permitted by law, (i) in the case of overdue principal, at the rate otherwise applicable to the Loans plus two percent (2%) per annum and (ii) in the case of all other amounts owing to the Bank, at a rate per annum equal to the Prime Rate plus two percent (2%), in each case, from and including such date of non-payment to but excluding the date on which such amount is paid in full (after as well as before judgment).

          (d)   Computation of Interest. Interest on all Obligations shall be
                -----------------------
     computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 360 days. In computing interest on any Loan, the first day of any applicable Interest Period shall be included and the last day of such Interest Period shall be excluded.

     SECTION 2.4.   CONVERSION/CONTINUATION; LIBOR PROVISIONS.

          (a)   Conversion or Continuation. (i) The Borrower shall have the
                --------------------------
     option (A) at any time, to convert all or any part of outstanding Prime Rate Loans to LIBOR Loans; (B) on the last day of the Interest Period applicable thereto, (1) to convert all or any part of outstanding LIBOR Loans to Prime Rate Loans, or (2) continue all or any part of outstanding LIBOR Loans as LIBOR Loans, and the succeeding Interest Period of such continued LIBOR Loans shall commence on last day of the then current Interest Period; provided, however, no outstanding Loan may be continued as, or be converted into, a LIBOR Loan if (x) the continuation of, or the conversion into, would violate any of the provisions of this Section 2.4 or
     (y) an Event of Default or Default has occurred and is continuing.

          (ii) To convert or continue all or any part of any Loan under Section 2.4(a)(i), the Borrower shall deliver a Notice of Conversion/Continuation (a "Notice of Conversion/Continuation") to the Bank no later than 11:00 a.m. (Los Angeles time) at least (x) one Business Day in the case of the conversion into a Prime Rate Loan or (y) three (3) Business Days in the case of conversion into or continuation as a LIBOR Loan, advance of the proposed conversion/continuation date. A Notice of Conversion/Continuation shall specify (A) the principal amount of the Loan to be converted or continued, (B) the proposed conversion/continuation date (which shall be a Business Day), (C) whether the Loan shall be converted or continued, and
     (D) in the case of a conversion into, or continuation of, a LIBOR Loan, the requested Interest Period. In lieu of delivering a Notice of Conversion/Continuation, the Borrower may give the Bank telephonic notice of any proposed conversion/continuation by the time required under this Section, and such notice shall be confirmed in writing delivered to the Bank promptly (but in no event later than 3:00 p.m. (Los Angeles time) on the same day). Any Notice of Conversion/Continuation for conversion to, or continuation of, any Loan (or telephonic notice in lieu thereof) shall be irrevocable, and the Borrower shall be bound to convert or continue in accordance therewith.

          (b)   Changes; Legal Restrictions. If after the date hereof the Bank
                ---------------------------
     determines that the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over the Bank or over banks or financial institutions generally (whether or not having the force of law), compliance with which, in each case after the date hereof:

          (i) subjects the Bank to charges (other than Taxes) in respect of the Loans or in respect of the Bank's Commitment or changes the basis of taxation of payments to the Bank of principal, fees, interest, or any other amount payable hereunder with respect to LIBOR Loans; or

          (ii) imposes, modifies, or holds applicable, any reserve (other than reserves taken into account in calculating the LIBOR), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, commitments made, or other credit extended by, or any other acquisition of funds by, the Bank;

     and the result of any of the foregoing is to increase the cost to the Bank of making, converting or continuing any Loan as a LIBOR Loan, or reduce any amount receivable thereunder; then, in such case, the Borrower shall, within fourteen (14) days after written demand by the Bank, pay to the Bank from time to time as specified by the Bank, such amount or amounts as may be necessary to compensate the Bank (in the form of an increased rate of, or different method of calculating, interest or otherwise) for any such additional cost incurred or reduced amount received. Such demand shall be accompanied by a statement as to the amount of such compensation and include a summary of the basis for such demand (it being agreed that such summary, showing in reasonable detail the basis for the calculation of such compensation, shall, absent clearly demonstrable error, be final and conclusive and binding on the Borrower).

          (c)   Confirmation of LIBOR. Upon the reasonable request of the
                ---------------------
     Borrower from time to time, the Bank shall promptly provide to the Borrower such information with respect to the applicable LIBOR as may be so requested.

          (d)   Interest Rate Unascertainable, Inadequate or Unfair. In the
                ---------------------------------------------------
     event that at least one (1) Business Day before any Interest Period in which any Loan is to be converted into, or made or continued as, a LIBOR
     Loan:

          (i) the Bank determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the LIBOR then being determined is to be fixed; or

          (ii) the Bank determines that Dollar deposits in the outstanding principal amount of any Loan at such time are not generally available in the London interbank market for a period equal to such proposed Interest Period;

     then the Bank shall forthwith give written notice thereof to the Borrower, whereupon (until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist) the right of the Borrower to elect to have such Loan bear interest based upon the LIBOR shall be suspended and any LIBOR Loan shall be converted into a Prime Rate Loan on the last day of the then current Interest Period therefor.

          (e)   Illegality. (i) If at any time the Bank determines (which
                ----------
     determination shall, absent manifest error, be final and conclusive and binding upon all parties) that the conversion into, or the making or continuation of, a

     LIBOR Loan has become unlawful or impermissible by compliance by the Bank with any law, governmental rule, regulation or order of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful or would result in costs or penalties), then, and in any such event, the Bank may give notice of that determination, in writing, to the Borrower.

          (ii) When notice is given by the Bank under this Section, the Borrower's right to request from the Bank and the Bank's obligation, if any, to make, convert or continue any Loan as a LIBOR Loan shall be immediately suspended, and the Borrower shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one (1) Business Day's prior written notice to the Bank, convert any LIBOR Loan into a Prime Rate Loan.

          (iii) If at any time after the Bank gives notice under this Section the Bank determines that it may lawfully make LIBOR Loans, the Bank shall promptly give notice of that determination, in writing, to the Borrower. The Borrower's right to request, and the Bank's obligation, if any, to convert to or make or continue a LIBOR Loan shall thereupon be restored.

          (f)   Compensation. In addition to all amounts required to be paid by
                ------------
     the Borrower pursuant to this Agreement, the Borrower shall compensate the Bank, within fourteen (14) days after written demand by the Bank, for all losses, expenses and liabilities (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Bank to fund or maintain the LIBOR Loans to the Borrower) which the Bank may sustain (i) if for any reason a Borrowing, conversion into, or continuation of LIBOR Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion/Continuation given by the Borrower or in a telephonic request by it for borrowing or conversion/continuation or a successive Interest Period does not commence after notice therefor is given pursuant to this Section 2.4, including, without limitation, pursuant to Section 2.4(d), (ii) if for any reason a LIBOR Loan is prepaid (including, without limitation, mandatorily pursuant to Section 2.6) on a date which is not the last day of the applicable Interest Period, (iii) as a consequence of a required conversion of a LIBOR Loan to a Prime Rate Loan as a result of any of the events indicated in Section 2.4(d) or (e), or (iv) as a consequence of any failure by the Borrower to repay the any LIBOR Loan when required by the terms hereof. The Bank shall deliver to the Borrower concurrently with such demand a written statement in reasonable detail as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to the Bank, absent manifest error.

     SECTION 2.5.   FEES.

          (a)   Commitment Fee. The Borrower shall pay to the Bank, in arrears
                --------------
     on the last Business Day of each March, June, September and December in each year and on the day the Commitment expires or is terminated as provided herein, a commitment fee (the "Commitment Fee") of 0.25% per annum on the average daily unused amount of the Commitment during the calendar quarter then ending (or other period commencing with Effective Date or ending with the date the Commitment expires or is terminated as provided herein).

          (b)   Maturity Date Extension Fee. In the event that the Maturity Date
                ---------------------------
     is extended to the Extended Maturity Date pursuant to Section 2.1(f), the Borrower shall pay to the Bank on the Extension Date, a maturity extension fee equal to fifteen one-hundredths of one percent (0.15%) of the Revolving Credit Obligations at such time plus any and all out-of-pocket costs and expenses of the Bank (including, without limitation, (i) disbursements and reasonable legal fees of outside legal counsel to the Bank and (ii) expenses incurred by the Bank in connection with any appraisal of the Mortgaged Property initiated pursuant to such extension of the Maturity Date, provided that such appraisal costs shall not exceed $5,000) incurred by the Bank in connection with the extension of the Maturity Date.

          (c)   Calculation and Payment of Fees. The Fees shall be calculated on
                -------------------------------
     the basis of the actual number of days elapsed in a 360-day year. All Fees shall be payable in addition to, and not in lieu of, interest, expense reimbursements, indemnification and other Obligations. Fees shall be payable to the Bank's Account in accordance with Section 2.7 except as otherwise provided by the Bank in writing.

     SECTION 2.6.   REDUCTIONS OF THE COMMITMENT; PREPAYMENTS.

          (a)   Voluntary Reductions. The Borrower, upon at least three (3)
                --------------------
     Business Days' prior written notice to the Bank, shall have the right, from time to time, to terminate in whole or permanently reduce in part the Commitment, provided that the Borrower shall have made whatever payment may be required to reduce the Revolving Credit Obligations to an amount less than or equal to the Commitment as so reduced or terminated. Any partial reduction of the Commitment shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount. Any notice of termination or reduction given to the Bank under this Section shall specify the date (which shall be a Business Day) of such termination or reduction and, with respect to a partial reduction, the aggregate principal amount thereof. When notice of termination or reduction is delivered as provided herein, the principal amount of the Loans specified in the notice shall become due and payable on the date specified in such notice.

          (b)   Voluntary Prepayments. Subject to this Section, the Borrower
                ---------------------
     may, at its option, at any time or from time to time, prepay the Loans in whole or in part, without premium or penalty, provided that (a) any prepayment shall be in an aggregate principal amount of at least $500,000 and in integral multiples of $100,000 in excess thereof (or, alternatively, the whole amount of Loans then outstanding) and (b) any prepayment of a LIBOR Loan shall be made only together with amounts payable pursuant to
     Section 2.4(f).

          (c)   Mandatory Prepayments of Revolving Credit Obligations. In the
                -----------------------------------------------------
     event the Revolving Credit Obligations at any time are greater than the Commitment, the Borrower shall immediately make a mandatory payment of the Revolving Credit Obligations in an amount equal to the amount of such excess, which payment shall be applied to the Revolving Credit Obligations in accordance with Section 2.7. The prepayments in respect of reductions and terminations described in this Section 2.6 shall be subject to Section 2.4(f).

     SECTION 2.7.   MANNER OF PAYMENT.

          (a) Except as otherwise expressly provided, the Borrower shall make each payment under the Loan Documents to the Bank in Dollars and in immediately available funds, without any deduction whatsoever, including any deduction for any setoff, recoupment, counterclaim or Taxes, by depositing such payment in the account specified by the Bank from time to time not later than 10:00 a.m. (Los Angeles time) on the due date thereof. Any payments received after 10:00 a.m. (Los Angeles time) on any Business Day shall be deemed received on the next succeeding Business Day.

          (b)   Payments on Non-Business Days. Whenever any payment to be made
                -----------------------------
     hereunder shall be due on a day that is not a Business Day, such payment shall instead be made on the next succeeding Business Day, together with interest accrued during the period of such extension.

          (c)   Application of Payments. (i) Subject to the provisions of
                -----------------------
     paragraph (ii) below and except as otherwise provided herein, all payments in respect of the Loans shall be applied first to outstanding Prime Rate
                                              -----
     Loans and then to outstanding LIBOR Loans, in each case, in the inverse order of termination of Interest Periods applicable thereto.

          (ii) After the occurrence and during the continuance of an Event of Default, the Bank may, and shall upon the acceleration of the Obligations, apply all payments in respect of any Obligations and all proceeds of Collateral in the following order:

                (A)  first, to pay Obligations in respect of any expense
                     -----
     reimbursements, indemnities and other similar amounts then due to the Bank, including without limitation, any amounts in respect of cash management services provided to the Borrower and its Subsidiaries by the Bank in connection with this Agreement;

                (B)  second, to pay Obligations in respect of any Fees then due
                     ------
     to the Bank;

                (C)  third, to pay interest due in respect of the Loans; and
                     -----

                (D)  fourth, to pay or prepay principal outstanding on Loans.
                     ------

          The order of priority set forth above may at any time and from time to time be changed by the Bank without necessity of notice to or consent of or approval by the Borrower or any other Person.

          (d)   Payments Set Aside. To the extent the Bank receives payment of
                ------------------
     any amount under the Loan Documents, whether by way of payment by the Borrower, setoff, as proceeds of Collateral or otherwise, which payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, other law or equitable cause, in whole or in part, then, to the extent of such payment received, the Obligations or part thereof intended to be satisfied thereby shall be revived and continue in full force and effect, together with all Collateral security therefor, as if such payment had not been received by the Bank.

          (e) The Borrower authorizes the Bank to collect all principal, interest and fees due under this Agreement and any other Loan Document by charging Borrower's demand deposit account number 4375-672300 with the Bank, or any other demand deposit account maintained by the Borrower with the Bank, for the full amount thereof. Should there be insufficient funds in any such demand deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by the Borrower.

     SECTION 2.8.   REGULATORY CHANGES.

          (a)   Capital Costs. If a Regulatory Change regarding capital adequacy
                -------------
     (including the adoption or becoming effective of any treaty, law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards") has or would have the effect of reducing the rate of return on the capital of or maintained by the Bank or any company controlling the Bank as a consequence of any Loan or other obligations hereunder and other commitments of this type to a level below that which the Bank or company could have achieved but for such Regulatory Change (taking into account the Bank's or company's policies with respect to capital adequacy), then the Borrower shall from time to time pay to the

     Bank, within 10 days after request by the Bank, such additional amounts as the Bank determines to be sufficient to compensate the Bank or company for such reduction in return, to the extent the Bank or such company determines such reduction to be attributable to the existence, issuance or maintenance of any Loan or other obligations for the account of the Borrower. Such demand shall be accompanied by a statement as to the amount of such compensation and include a summary of the basis for such demand (it being agreed that such summary, showing in reasonable detail the basis for the calculation of such compensation, shall, absent clearly demonstrable error, be final and conclusive and binding on the Borrower).

          (b)   Taxes. (i) If the Borrower is required by Applicable Law to make
                -----
     any deduction or withholding in respect of any Taxes (other than Excluded Taxes) from any amount payable under any Loan Document to or for the account of the Bank, the Borrower shall pay to or for the account of the Bank, on the date such amount is payable, such additional amounts as the Bank reasonably determines may be necessary so that the net amounts received by it or for its account, in the aggregate, after all applicable deductions or withholdings, shall equal the amount that the Bank would have been entitled to receive if no deductions or withholdings were made. "Excluded Taxes" means, with respect to any payment to the Bank, any taxes imposed on or measured by the overall net income (including a franchise tax based on net income) of the Bank by the jurisdiction in which it is incorporated, maintains its principal executive office or in which its agent's office is located.

          (ii) If the Bank is required by law to make any payment on account of Taxes (other than Excluded Taxes) on or in relation to any sum received or receivable by it under any Loan Document, or any liability for Taxes (other than Excluded Taxes) in respect of any such payment is imposed, levied or assessed against the Bank, then the Borrower shall pay when due such additional amounts as the Bank reasonably determines to be necessary so that the amount received by it, less any such Taxes paid, imposed, levied or assessed, including any Taxes (other than Excluded Taxes) imposed on such additional amounts, shall equal the amount that the Bank would have been entitled to retain in the absence of the payment, imposition, levy or assessment of such Taxes."

     Section 3.   Amendments to Article IV of the Credit Agreement.

     (a) The heading of Section 4.1 is hereby amended by deleting therefrom the words "CONDITIONS OF MAKING THE TERM LOAN" and substituting therefor the words "CLOSING CONDITIONS".

     (b)  Section 4.1 of the Credit Agreement is hereby amended as follows:

          (i) by deleting the following words from the beginning thereof "The obligation of the Bank to make the Term Loan is subject to" and substituting therefor the words "The occurrence of the Closing Date is subject to"; and

          (ii) by deleting therefrom, in each instance that they appear, the words "the Term Loan" and substituting therefor the words "the Loans".

     (c) Article IV of the Credit Agreement is hereby amended by adding the following new Section 4.2:

     "SECTION 4.2.  CONDITIONS PRECEDENT TO REVOLVING LOANS.

          The obligation of the Bank to make any Revolving Loan on any date shall be subject to the following conditions precedent:

          (a)   Satisfaction of Closing Conditions. The conditions precedent set
                ----------------------------------
     forth in Section 4.1 shall have been satisfied or waived in writing by the Bank.

          (b)   Notice of Borrowing. The Borrower shall have delivered to the
                -------------------
     Bank, in accordance with the applicable provisions of this Agreement, a Notice of Borrowing (or telephonic notice in lieu thereof).

          (c)   Representations and Warranties. All of the representations and
                ------------------------------
     warranties of the Borrower and its Subsidiaries contained in the Loan Documents shall be true and correct in all material respects on and as of the Closing Date as though made on and as of that date (except to the extent that such representations and warranties expressly were made only as of a specific date).

          (d)   No Default. No Default or Event of Default shall exist or result
                ----------
     from the making of the Revolving Loan or any other action contemplated by this Agreement or any other Loan Document.

          (e)   No Material Adverse Change. No Material Adverse Change shall
                --------------------------
     have occurred since the date of the financial statements referred to in
     Section 3.5 and no material adverse change shall have occurred in the Applicable Laws affecting the Bank or the Borrower.

          (f)   Satisfaction of Conditions. Each Borrowing of a Revolving Loan
                --------------------------
     shall constitute a representation and warranty by the Borrower as of the date of such Borrowing that the conditions contained in clauses (c) through
     (e) above have been satisfied."

     Section 4. Amendment to Article V of the Credit Agreement. Article V of the Credit Agreement is hereby amended as follows:

     (a) by deleting from the first clause thereof the words "the Term Loan" and substituting therefor the words "any Loan"; and

     (b)  by adding at the end of Section 5.13 the following new subsection (d):

          "(d) The Bank shall release one or more parcels of real estate (collectively, the "Release Parcel") from the Lien of the Deed of Trust upon the written request of the Borrower and upon satisfaction of all of the following requirements:

                (i)   The Revolving Credit Termination Date shall have occurred;

                (ii) At the sole cost and expense of the Borrower, the Bank shall receive from Chicago Title Company (or if such company no longer exists, from another title insurance company acceptable to the Bank) such title insurance endorsements as are reasonably requested by the Bank to insure the continued priority and validity of the Lien of the Deed of Trust in respect of the remaining portion of the Mortgaged Property (the "Remainder Parcel");

               (iii) At the time of the requested release, no Default or Event of Default shall have occurred and be continuing;

               (iv) Prior to the release of the Release Parcel, the Borrower shall have notified the Bank in writing of the Borrower's intended use for the Release Parcel;

               (v) The Release Parcel shall not be necessary, in the reasonable determination of the Bank, for the conduct of horseracing operations on the Remainder Parcel in the manner such operations theretofore were conducted by Borrower and neither the release of the Release Parcel nor the Borrower's intended use of the Release Parcel shall, in the reasonable determination of the Bank, have a material adverse effect on the horseracing operations conducted on the Remainder Parcel;

               (vi) The Bank shall have received evidence satisfactory to the Bank that: (x) the Release Parcel and the Remainder Parcel comply with all applicable subdivision laws and ordinances and, at the Borrower's sole cost, the Bank shall have received any title insurance endorsements to that effect which the Bank deems necessary; and (y) the Remainder Parcel will have or continue to have the benefit of all utilities, easements, public and/or private streets, covenants, conditions and restrictions as may be necessary, in the Bank's reasonable determination, for the continued operation and maintenance thereof;

               (vii) The Borrower shall, at its sole cost and expense, provide the Bank with an appraisal of the Remainder Parcel in form and substance reasonably satisfactory to the Bank and by an appraiser selected by the Bank;

               (viii) As a condition precedent to the Release Parcel, the outstanding principal amount of the Term Loan shall not exceed 45% of the value of the Remainder Parcel, as set forth in the appraisal performed pursuant to clause (vii) above, provided that, in order to satisfy the condition set forth in this clause (viii), the Borrower shall have the right to prepay a portion of the Term Loan in connection with the release of the Release Parcel; and

               (ix) The Borrower shall pay all fees and costs in connection with the release of the Release Parcel, including recording and reconveyance fees and costs, and any fees and costs reasonably incurred by the Bank."

     Section 5. Amendment to Article VI of the Credit Agreement. Article VI of the Credit Agreement is hereby amended as follows:

     (a) by deleting from the first clause thereof the words "the Term Loan" and substituting therefor the words "any Loan"; and

     (b) by deleting from Section 6.16 the words "the Term Loan" and substituting therefor the words "any Loan".

     Section 6.   Amendments to Article VII of the Credit Agreement.

     (a) Section 7.1 of the Credit Agreement is hereby amended by deleting from clause (a) thereof the words "the Term Loan" and substituting therefor the words "the Loans".

     (b) Section 7.2(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

     "    (b)   Upon the occurrence of an Event of Default under 7.1 (other than under Section 7.1(f) or (g)), then (i) the Bank may take either or both of the following actions, at the same or at different times (A) declare all indebtedness of the Borrower under each of the Loan Documents, any term thereof to the contrary notwithstanding, to be immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by the Borrower and (B) terminate the Commitment immediately upon which termination the obligation, if any, of the Bank to extend any further credit under any of the Loan Documents shall immediately cease and terminate; and (ii) the Bank shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any credit accommodation from the Bank subject hereto and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law.".

     Section 7. Amendment to Section 8.4 of the Credit Agreement. Section 8.4 of the Credit Agreement is hereby amended by deleting therefrom, in each instance that they appear, the words "the Term Loan" and substituting therefor the words "the Loans".

     Section 8. Amendment to Section 8.5 of the Credit Agreement. Section 8.5 of the Credit Agreement is hereby amended by deleting the second sentence thereof in its entirety and substituting therefor the following sentence:

     "The Bank reserves the right to sell, assign, transfer, negotiate or grant participation in all or any part of, or any interest in, Bank's rights and benefits under each of the Loan Documents; provided, however, that the Bank agrees that, in the event that it assigns less than (i) prior to the Termination Date, the full amount of the Commitment and the Loans or (ii) following the Termination Date, the full amount of the Loans, in either case, the Bank shall act as "Administrative Agent" for itself and any such assignees."

     Section 9. Amendment to Exhibit A to the Credit Agreement. Exhibit A to the Credit Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit A hereto.

     Section 10. Representations and Warranties. To induce the Bank to enter into this Amendment, the Borrower represents and warrants to the Bank that (a) as of the date hereof no Event of Default or Default has occurred and is continuing and (b) except for representations and warranties which expressly speak as of a different, specific date, all of the representations and warranties of the Borrower contained in the Credit Agreement and each other Loan Document to which the Borrower is a party continue to be true and correct in all material respects as of the date of execution hereof as though made on such date.

     Section 11. Consent of LATC as Guarantor. The Los Angeles Turf Club, Incorporated, a California corporation ("LATC"), hereby acknowledges and
                                         ----
consents to this Amendment, and affirms and acknowledges that the guaranty made by LATC in favor of the Bank with respect to the obligations of the Borrower under the Credit Agreement constitutes a continuing guaranty and remains in full force and effect with respect to all of the Loans at any time outstanding and LATC remains obligated thereunder without defense, offset or counterclaim of any kind whatsoever, as if such guaranty were executed and delivered to the Bank on the date hereof.

     Section 12. Conditions to Effectiveness. This Amendment shall become effective as of March 1, 2000 on the date when the following conditions precedent have been satisfied (such date, the "Effective Date"):
                                               --------------

     (a) The Bank shall have received an executed counterpart of this Amendment from each of the Borrower and LATC;

     (b) The Bank shall have received from the Borrower an executed counterpart (executed in recordable form) of the Master Modification and Re-Affirmation Agreement dated as of March 1, 2000 between the Bank and the Borrower;

     (c)  The Bank shall have received from the Borrower an executed promissory note in substantially the form of Exhibit A hereto;

     (d) The Bank shall have received from the company that provided the ALTA Title Policy of Title Insurance pursuant to Section 4.1(i) of the Credit Agreement (the "Title Policy") such additional endorsements to the Title Policy
                ------------
as the Bank may reasonably require;

     (e) No Event of Default or Default shall have occurred and be continuing on the Effective Date; and

     (f) The reasonable costs and expenses of the Bank in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents delivered pursuant hereto shall have been paid.

     Section 13. Reference to and Effect on Loan Documents; Return of Term Loan Note.

     (a) Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import, and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

     (b) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Bank or the Borrower under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

     (c) Nothing herein shall be deemed to entitle the Borrower to a waiver, amendment, modification or other change of any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or difference circumstances.

     (d)  This Amendment shall be a Loan Document for all purposes.

     (e) On the Effective Date, or promptly thereafter, the Bank shall return to the Borrower for cancellation the Term Loan Promissory Note dated November 15, 1999 made by the Borrower in favor of the Bank and delivered to the Bank on the Closing Date.

     Section 14. Benefits of Amendment. The terms and provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns to the extent contemplated by the Credit Agreement.

     Section 15. Interpretation. The Article and Section headings used in this Amendment are for convenience of reference only and shall not affect the construction hereof.

     Section 16. Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Amendment. Faxed signatures of this Amendment shall be binding for all purposes.

     Section 17. Severability. If any provision of this Amendment shall be held to be invalid, illegal or unenforceable under applicable law in any jurisdiction, such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability, which shall not affect any other provisions hereof or the validity, legality and enforceability of such provision in any other jurisdiction.

     Section 18. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN CALIFORNIA.

     Section 19. Expenses. The Borrower agrees to pay the reasonable out-of-pocket expenses of the Bank, including but not limited to the reasonable fees, charges and disbursements, including but not limited to the fees, charges and disbursements of Gibson, Dunn & Crutcher LLP, special counsel for the Bank, incurred in connection with the preparation, negotiation, execution and delivery of the Credit Agreement and this Amendment and any subsequent waiver, amendment or modification of the Credit Agreement or any other Loan Document and the security arrangements in connection herewith or therewith.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first set forth above.

                         Borrower:
                         --------

                         THE SANTA ANITA COMPANIES, INC.



                         By:___________________________
                            Name:
                            Title:


                         By:___________________________
                            Name:
                            Title:



                         Bank:
                         ----

                         WELLS FARGO BANK, NATIONAL ASSOCIATION,



                         By:___________________________
                            Name:
                            Title:



                         In agreement to be bound by Section 11 above only:
                         --------------------------------------------------

                         LATC:
                         ----

                         LOS ANGELES TURF CLUB, INCORPORATED,
                          as a guarantor



                         By:___________________________
                            Name:
                            Title:

                                                                       Exhibit A

                             REVOLVING CREDIT NOTE


$63,000,000                                              Los Angeles, California
                                                                   March 1, 2000

     This Revolving Credit Note (the "Note") is the Note referred to in, and is issued pursuant to, that certain Credit Agreement dated as of November 15, 1999, as amended by Amendment No. 1 thereto dated as of January 24, 2000, and as further amended by Amendment No. 2 thereto dated as of March 1, 2000 (as same may be further amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), between THE SANTA ANITA COMPANIES, INC., a Delaware corporation (the "Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (the "Bank"). All of the terms, covenants and conditions of the Credit Agreement and the Loan Documents (as defined in the Credit Agreement) are hereby made a part of this Note and are deemed incorporated herein in full. All capitalized terms used herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Credit Agreement.

     FOR VALUE RECEIVED, the Borrower hereby promises to pay to the order of the Bank in lawful money of the United States of America and in immediately available funds, in accordance with the Credit Agreement, the principal amount of (a) SIXTY THREE MILLION AND 00/100 DOLLARS ($63,000,000), or, if less, (b) the unpaid principal amount of the Loans, in either event, together with interest from and after the date hereof on the unpaid principal balance outstanding at the applicable rates set forth in the Credit Agreement.

     Subject to voluntary and mandatory prepayments pursuant to Section 2.6 of the Credit Agreement, principal payments pursuant to Section 2.2 of the Credit Agreement and/or acceleration upon the occurrence of an Event of Default under the Credit Agreement or termination of the Credit Agreement, the principal amount of this Note shall be due and payable on the Maturity Date.

     Upon the occurrence of an Event of Default, the Bank shall have all of the rights and remedies set forth in Article VII of the Credit Agreement.

     Time is of the essence of this Note. To the fullest extent permitted by applicable law, the Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

     Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of the Bank in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by the Bank of any right or remedy preclude any other right or remedy. The Bank, at its option, may enforce its rights against any collateral securing this Note without enforcing its rights against the Borrower, any guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to the Borrower. The Borrower agrees that, without releasing or impairing the Borrower's liability hereunder, the Bank may at any time release, surrender, substitute or exchange any collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered on the date first above written.



                             THE SANTA ANITA COMPANIES, INC.


                              By:________________________________
                                 Name:
                                 Title:

                              By:________________________________
                                 Name:
                                 Title:

                                       2